UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

XBIOTECH INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5217 Winnebago Lane

Austin, TX 78744

(512) 386-2900

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

John Simard

President and Chief Executive Officer

5217 Winnebago Lane

Austin, TX 78744

(512) 386-2900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John F. Anderson, Esq. Stikeman Elliott LLP Suite 1700, Park Place 666 Burrard Street Vancouver, BC Canada V6C 2X8 (604) 631-1307	David Andersen Bryan Cave Leighton Paisner LLP 120 Broadway, Suite 300 Santa Monica, CA 90401 (310) 576-2161

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-213218

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	XBIT	NASDAQ Global Select Market

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common shares, no par value per share	865,547	$8.95	$7,746,645.65	$938.90

1.	The registrant previously registered 7,000,000 common shares on the Registration Statement Form S-3 (File No. 333-213218), which was declared effective on September 1, 2016 (the “Prior Registration Statement”). In accordance with Rule 462(b) under the Securities Act, the registrant is hereby registering an additional 865,547 common shares. In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement and the Prior Registration Statement exceed that registered under such registration statements.
2.	Estimated solely for the purpose of calculating the registration fee under Rule 457(c) of the Securities Act. Such price per share is the average of the high and low prices for the registrant’s common stock on the NASDAQ Global Select Market on May 30, 2019.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION
IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-3 is being filed by XBiotech Inc. (the “Company”) with the Securities and Exchange Commission to register an additional 865,547 common shares pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV of Form S-3. This Registration Statement incorporates by reference the contents of the Company’s Registration Statement on Form S-3 (File No. 333-213218) including each of the amendments, supplements and exhibits thereto filed by the Company with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference therein. The required opinions and consents are listed on the Exhibit Index attached to and filed with this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Austin, State of Texas, on May 31, 2019.

XBIOTECH INC.

/s/ John Simard
John Simard President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Exchange Act of 1933, this report has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature and Title	Date

/s/ John Simard John Simard Chief Executive Officer (Principal Executive Officer) and Director	May 31, 2019

/s/ Queena Han Queena Han Vice President, Finance and Human Resources, and Secretary (Principal Financial Officer and Principal Accounting Officer)	May 31, 2019

/s/ W. Thorpe McKenzie W. Thorpe McKenzie Director	May 31, 2019

/s/ Jan-Paul Waldin Jan-Paul Waldin, Esq. Director	May 31, 2019

/s/ Donald MacAdam Donald MacAdam Director	May 31, 2019

EXHIBIT INDEX

Exhibit Number		Description of Document

5.1		Opinion of Stikeman Elliott LLP

23.1		Consent of Ernst & Young LLP, Independent Auditors

23.2		Consent of Stikeman Elliott LLP (contained in Exhibit 5.1 hereto)

24.1	*	Powers of Attorney

*	Previously filed as Exhibit 24.1 to the registrant’s the Registration Statement Form S-3 (File No. 333-213218), which was filed with the Securities and Exchange Commission on August 19, 2016, and incorporated herein by reference.